Exhibit 10.24
MOLINA HEALTHCARE OF CALIFORNIA

HOSPITAL SERVICES AGREEMENT
This Hospital Services Agreement (“Agreement”) is entered by and between Molina Healthcare of California, a California corporation (“Health Plan”), and Pacific Hospital of Long Beach.
RECITALS
A.	Health Plan arranges for the provision of certain health care services to Members pursuant to contracts with various government sponsored health programs. Health Plan intends to participate in additional government sponsored health programs and offer other health products as the opportunities become available.

B.	Health Plan arranges for the provision of certain health care services to Members by entering into provider service agreements with individual physicians, groups of physicians, individual practice associations, hospitals, clinics, ancillary health providers, and other health providers.

C.	Provider is licensed to render hospital inpatient and outpatient services and desires to provide such services to Health Plan’s Members in connection with Health Plan’s contractual obligations to provide and/or arrange for Health Care Services for Health Plan’s Members.
Now, therefore, in consideration of the promises, covenants and warranties stated herein, Health Plan and Provider agree as follows:
ARTICLE ONE — DEFINITIONS
1.1	Provider means the health care professional(s), or entity(ies) identified in Attachment A to this Agreement.

1.2	Capitalized words or phrases in this Agreement shall have the meaning set forth in Attachment B.
ARTICLE TWO — PROVIDER OBLIGATIONS
2.1	Serving as a Panel Provider. Provider shall provide hospital inpatient and/or outpatient services to Members for the products specified in Attachment C. Provider agrees that its facility information may be used in Health Plan’s provider directories, promotional materials, advertising and other informational material
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

made available to the public and Members. Facility Information includes, but is not limited to, name, address, telephone number, hours of operation, and services. Provider shall promptly notify Health Plan of any changes in this practice information.
2.2	Standards for Provision of Care.
a.	Provision of Covered Services. Provider shall provide Covered Services to Members, within the scope of Provider’s license, in accordance with this Agreement, Health Plan’s policies and procedures, the terms and conditions of the Health Plan product which covers the Member, and the requirements of any applicable government sponsored program.

b.	Standard of Care. Provider shall provide Covered Services to Members at a level of care and competence that equals or exceeds the generally accepted and professionally recognized standard of practice at the time of treatment, all applicable rules and/or standards of professional conduct, and any controlling governmental licensing requirements.

c.	Facilities, Equipment, and Personnel. Provider’s facilities, equipment, personnel and administrative services shall be at a level and quality as necessary to perform Provider’s duties and responsibilities under this Agreement and to meet all applicable legal requirements, including the accessibility requirements of the Americans with Disabilities Act.

d.	Prior Authorization. Provider shall verify eligibility of Members prior to rendering services. Prior to admitting any Member as an inpatient or outpatient, Provider shall obtain the prior authorization of Health Plan in accordance with Health Plan’s Provider Manual unless the situation is one involving the delivery of Emergency Services. For Emergency Services that result in an admission, Provider shall notify Health Plan or its agent within twenty-four (24) hours of admission and shall request authorization from Health Plan prior to the provision of any post-stabilization care. For non-emergent services, regardless of whether prior authorization was received, Provider shall cooperate and participate in Health Plan’s notification procedures described in the Provider Manual for all inpatient admissions (acute, rehabilitation, mental health and SNF) including admissions resulting from an outpatient visit, and Provider shall notify Health Plan of any admission within twenty-four (24) hours of admission.

e.	Contracted Providers. Except in the case of Emergency Services or upon prior authorization of Health Plan, Provider shall use only those health professionals, hospitals, laboratories, skilled nursing and other facilities and providers which have contracted with Health Plan (“Participating Providers”).
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

f.	Prescriptions. Except with respect to prescriptions and pharmaceuticals ordered for in-patient hospital services, Provider shall abide by Health Plan’s drug formularies and prescription policies, including those regarding the prescription of generic or lowest cost alternative brand name pharmaceuticals. Provider shall obtain prior authorization from Health Plan if Provider believes a generic equivalent or formulary drug should not be dispensed. Provider acknowledges the authority of Health Plan contracting pharmacists to substitute generics for brand name pharmaceuticals unless counter indicated on the prescription by the Provider.

g.	Availability of Services. Provider shall make Covered Services available twenty-four (24) hours a day, seven (7) days a week. Provider shall meet the applicable standards for timely access to care and services, taking into account the urgency of the need for the services.

h.	Hospital Services are those Plan benefits to include short term inpatient or outpatient general hospital services including room with customary furnishings and equipment, meals (including special diets as medically necessary), general nursing care, use of operating room and related facilities, intensive care unit and services, emergency services, drugs, including drugs to be dispensed at time of emergency room visit in amount sufficient to last until such time Member can reasonably be expected to fill a prescription, medications, biological, anesthesia and oxygen services, ambulatory care services, diagnostic laboratory and x-ray services, special duty nursing as medically necessary, physical therapy, respiratory therapy, administration of blood and blood products, and diagnostic, therapeutic and rehabilitative services as appropriate, and coordinated discharge planning including the planning of such continuing care as may be necessary, both medically and as a means of preventing possible early re-hospitalization.
2.3	Standards for Hospital Providers.
a.	Hospital Providers. Provider shall have a sufficient number of Hospital Providers to provide Covered Services and meet the needs of Health Plan and its Members as determined by Health Plan’s Quality Improvement Program and in accordance with state and federal law. Provider shall be responsible for the Covered Services provided by Hospital Providers.

b.	Contract with Hospital Providers. Provider’s contract with its Hospital Providers shall be in writing and shall bind Hospital Providers to the terms and conditions of this Agreement including, but not limited to, terms relating to licensure, insurance and billing of Members for Covered Services.

c.	Hospital Provider Information. Upon request, Provider shall provide Health Plan with a complete list of its Hospital Providers, together with the
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

provider specific information required by Health Plan for credentialing and for administration of its health programs.
d.	Restriction, Suspension or Termination of Hospital Provider(s). Provider shall immediately restrict, suspend or terminate Hospital Providers(s) from providing Covered Services to Members in the following circumstances: (i) the Hospital Provider(s) ceases to meet the licensing/certification requirements or other professional standards as specified in this Article; or (ii) Health Plan or Provider reasonably determine that there are serious deficiencies in the quality of care of the applicable Hospital Provider(s) which affects or could adversely affect the health or safety of Members.

e.	Staffing Privileges. Provider agrees to use its best efforts to arrange staff privileges or other appropriate access for Health Plan’s contracted providers, Health Plan’s medical directors and hospitalist providers who are qualified medical or osteopathic physicians, provided they meet the reasonable standard of practice and credentialing standards established by Provider’s medical staff and the bylaws, rules and regulations of Provider.

f.	Notification. Provider shall notify Health Plan within five (5) business days of becoming aware of any of its Hospital Provider(s) who cease to meet the licensing/certification requirements or other professional standards as described in this Agreement. Provider will notify Health Plan within five (5) business days should any disciplinary or other action of any kind be initiated against any Health Plan contracted provider, medical director or hospitalist provider which could result in any suspension, reduction or modification of his/her hospital privileges. Provider’s notification to Health Plan shall state Provider’s actions taken against the Hospital Provider or Health Plan provider. If Provider fails to act as required by this Article with respect to any of its Hospital Provider(s) or Health Plan reasonably determines and provides documentation to Provider that there are serious deficiencies in the professional competence, conduct, or quality of care of the Hospital Provider which could adversely affect the health and safety of Members, Health Plan shall have the right to prohibit such Hospital Provider(s) from continuing to provide Covered Services to Members.
2.4	Nondiscrimination.
a.	Enrollment. Provider shall not differentiate or discriminate in providing Covered Services to Members because of race, color, religion, national origin, ancestry, age, sex, marital status, sexual orientation, physical, sensory or mental handicap, socioeconomic status, or participation in publicly financed programs of health care services. Provider shall render Covered Services to Members in the same location, in the same manner, in accordance with the
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

same standards, and within the same time availability regardless of payor.
b.	Employment. Provider shall not differentiate or discriminate against any employee or applicant for employment, with respect to their hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment, because of race, color, religion, national origin, ancestry, age, sex, height, weight, marital status, physical, sensory or mental disability unrelated to the individual’s ability to perform the duties of the particular job or position.
2.5	Recordkeeping.
a.	Maintaining Member Medical Record. Provider shall maintain a medical record for each Member to whom Provider renders health care services. Provider shall open each Member’s medical record upon the Member’s first encounter with Provider. The Member’s medical record shall contain all information required by state and federal law, generally accepted and prevailing professional practice, applicable government sponsored health programs, and all Health Plan policies and procedures. Provider shall retain all such records for at least ten (10) years.

b.	Confidentiality of Member Health Information. Provider shall comply with all applicable state and federal laws, Health Plan’s policies and procedures, government sponsored program requirements regarding privacy and confidentiality of Members’ health information and medical records, including mental health records. Provider shall not disclose or use Member names, addresses, social security numbers, identities, other personal information, treatment modalities, or medical records without obtaining appropriate authorization to do so. This provision shall not affect or limit Provider’s obligation to make available medical records, encounter data and information concerning Member care to Health Plan, any authorized state or federal agency, or other Providers of health care upon authorized referral.

c.	HIPAA. To the extent Provider is considered a covered entity under the Health Insurance Portability and Accountability Act (“HIPAA”), Provider shall comply with all provisions of HIPAA including, but not limited to, provisions addressing privacy, security, and confidentiality.

d.	National Provider Identification (“NPI”). In accordance with applicable statutes and regulations of the Health Insurance Portability and Accountability Act (HIPAA) of 1996, Provider shall comply with the Standard Unique Identifier for Health Care Provider regulations promulgated under HIPAA (45 CFR Section 162.402, et seq.) and use only the NPI to identify HIPAA covered health care providers in standard transactions. Provider shall obtain an NPI from the National Plan and Provider Enumeration System (“NPPES”)
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

for itself or for any subpart of the Provider. Provider shall make best efforts to report its NPI and any subparts to Health Plan. Provider shall report any changes in its NPI or subparts to Health Plan within thirty (30) days of the change. Provider shall use its NPI to identify itself on all claims and encounters (both electronic and paper formats) submitted to Health Plan.
e.	Delivery of Patient Care Information. Provider shall promptly deliver to Health Plan, upon request and/or as may be required by state or federal law, Health Plan’s policies and procedures, applicable government sponsored health programs, Health Plan’s contracts with the government agencies, or third party payers, any information, statistical data, encounter data, or patient treatment information pertaining to Members served by Provider, including but not limited to, any and all information requested by Health Plan in conjunction with utilization review and management, grievances, peer review, HEDIS Studies, Health Plan’s Quality Improvement Program, or claims payment. Provider shall further provide direct access at reasonable times to said patient care information as requested by Health Plan or as required by any governmental agency or any appropriate state and federal authority having jurisdiction over Health Plan. Health Plan shall have the right to withhold compensation from Provider in the event that Provider fails or refuses to promptly provide any such information to Health Plan.

f.	Member Access to Health Information. Provider shall give Health Plan and Members access to Members’ health information including, but not limited to, medical records and billing records, in accordance with the requirements of state and federal law, applicable government sponsored health programs, and Health Plan’s policies and procedures.
2.6	Program Participation.
a.	Participation in Grievance Program. Provider shall participate in Health Plan’s Grievance Program and shall cooperate with Health Plan in identifying, processing, and promptly resolving all Member complaints, grievances, or inquiries.

b.	Participation in Quality Improvement Program. Provider shall participate in Health Plan’s Quality Improvement Program and shall cooperate with Health Plan in conducting peer review and audits of care rendered by Provider.

c.	Participation in Utilization Review and Management Program. Provider shall participate in and comply with Health Plan’s Utilization Review and Management Program, including all policies and procedures regarding prior authorizations, and shall cooperate with Health Plan in audits to identify,
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

confirm, and/or assess utilization levels of Covered Services.
d.	Participation in Credentialing. Provider shall participate in Health Plan’s credentialing and re-credentialing process and shall satisfy, throughout the term of this Agreement, all credentialing and re-credentialing criteria established by the Health Plan. Provider shall immediately notify Health Plan of any change in the information submitted or relied upon by Provider to achieve credentialed status. If Provider’s credentialed status is revoked, suspended or limited by Health Plan, Health Plan may at its discretion terminate this Agreement and/or move Members to another hospital.

e.	Provider Manual. Provider shall comply and render Covered Services in accordance with the contents, instructions and procedures set forth in Health Plan’s Provider Manual, which may be amended from time to time. Health Plan’s Provider Manual is incorporated in this Agreement by this reference.

f.	Health Education/Training. Provider shall participate in and cooperate with Health Plan’s Provider education and training efforts as well as Member education and efforts. Provider shall also comply with all Health Plan health education, cultural and linguistic standards, policies, and procedures, and such standards, policies, and procedures as may be necessary for Health Plan to comply with its contracts with employers, the state, or federal government. Provider shall promptly deliver to medical staff, all informational, promotional, educational, or instructional materials prepared by Health Plan regarding any aspect of providing Covered Services to Members.
2.7	Promotional Activities. At the request of Health Plan, Provider shall (a) display Health Plan promotional materials in its offices and facilities as practical, and (b) shall cooperate with and participate in all reasonable Health Plan’s marketing efforts. Provider shall not use Health Plan’s name in any advertising or promotional materials without the prior written permission of Health Plan.

2.8	Licensure and Standing.
a.	Licensure. Provider warrants and represents that it is appropriately licensed as a general acute care hospital to render health care services. Provider shall provide evidence of licensure to Health Plan upon request. Provider shall maintain its licensure in good standing, free of disciplinary action, and in unrestricted status throughout the term of this Agreement. Provider shall immediately notify Health Plan of any change in Provider’s licensure status, including any disciplinary action taken or proposed by any licensing agency responsible for oversight of Provider.

b.	Unrestricted Status. Provider warrants and represents that it has not been convicted of crimes as specified in Section 1128 of the Social Security Act
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

(42 U.S.C. 1320a-7), excluded from participation in the Medicare or Medicaid program, assessed a civil penalty under the provisions of Section 1128, entered into a contractual relationship with an entity convicted of a crime specified in Section 1128, or taken any other action that would prohibit it from participation in Medicaid and/or state health care programs.
c.	Malpractice and Other Actions. Provider shall give immediate notice to Health Plan of: (a) any malpractice claim asserted against it by a Member, any payment made by or on behalf of Provider in settlement or compromise of such a claim, or any payment made by or on behalf of Provider pursuant to a judgment rendered upon such a claim; (b) any criminal investigations or proceedings against Provider; (c) any convictions of Provider for crimes involving moral turpitude or felonies; and (d) any civil claim asserted against Provider that may jeopardize Provider’s financial soundness.

d.	Liability Insurance. Provider shall maintain premises and professional liability insurance in coverage amounts appropriate for the size and nature of Provider’s facility and the nature of Provider’s health care activities. If the coverage is claims made or reporting, Provider agrees to purchase similar “tail” coverage upon termination of the Provider’s present or subsequent policy. Provider shall deliver copies of such insurance policies to Health Plan within five business days of a written request by Health Plan.
2.9	Claims Payment
a.	Submitting Claims. Provider shall promptly submit to Health Plan claims for Covered Services rendered to Members. All claims shall be submitted in a form acceptable to and approved by Health Plan, and shall include any and all medical records pertaining to the claim if requested by Health Plan or otherwise required by Health Plan’s policies and procedures. Except as otherwise provided by law or provided by government sponsored program requirements, any claims that are not submitted by Provider to Health Plan within ninety (90) days of providing the Covered Services that are the subject of the claim shall not be eligible for payment, and Provider hereby waives any right to payment therefor.

b.	Compensation. Health Plan shall pay Provider for Clean Claims for Covered Services provided to Members, including Emergency Services, in accordance with applicable law and regulations and in accordance with the compensation schedule set forth in Attachment D. Provider shall accept such payment, applicable co-payments, deductibles, and coordination of benefits collections as payment in full for services provided under this Agreement. Provider shall not balance bill Members for any Covered Services.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

c.	Co-payments and Deductibles. Provider is responsible for collection of co- payments and deductibles, if any.

d.	Coordination of Benefits. Health Plan is a secondary payer in any situation where there is another payer as primary carrier. Provider shall make reasonable inquiry of Members to learn whether Member has health insurance or health benefits other than from Health Plan or is entitled to payment by a third party under any other insurance or plan of any type, and Provider shall immediately notify Health Plan of said entitlement. In the event that coordination of benefits occurs, Provider shall be compensated in an amount equal to the allowable Clean Claim less the amount paid by other health plans, insurance carriers and payers, not to exceed the amount specified in Attachment D.

e.	Payments which are the Responsibility of a Capitated Provider. Provider agrees that if Provider is or becomes a party to a subcontract or other agreement with a provider contracted with Health Plan, who receives a global capitation from Health Plan for both professional and facility services and is responsible for arranging for Covered Services through subcontract arrangements (“Capitated Provider”), that Provider shall look solely to the Capitated Provider, and not Health Plan, for payment of Covered Services provided to Members that are covered by Health Plan’s agreements with such Capitated Providers.
2.10	Claims Review.
a.	Emergency Room. For admissions through the Emergency Room in which there is: (a) a direct admission to Provider’s intensive care units for the provision of Emergency Services, (b) a direct transfer to Provider’s operating room for the provision of Emergency Services, or (c) an authorization by Health Plan or its agents for the provision of post-stabilization care, Health Plan will not retrospectively deny payment for the day of admission. For all other services, including those admissions through the Emergency Room that resulted in a one (1) day admission, Health Plan reserves the right to retrospectively review such claims to determine if such services were Medically Necessary and may deny payment for any such services which do not constitute Covered Services. Notwithstanding the foregoing, Provider is not required to obtain authorization from Health Plan prior to the provision of Emergency Services and care necessary to stabilize a Member’s emergency medical condition. Health Plan will not retrospectively deny payment for any services rendered by Provider in good faith pursuant to the prior authorization of Health Plan.

b.	Authorized Services. Health Plan is responsible for the authorization of medical services provided to Members. If Provider has obtained concurrent or
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

prior authorization for a Covered Service provided to a Member, Health Plan will not retrospectively deny payment for such authorized Covered Service, unless Provider’s claim and/or medical record for such services do not support the specific services and/or level of care authorized by Health Plan. Health Plan shall conduct medical management throughout the course of treatment. Provider acknowledges that initial and subsequent authorizations shall be obtained as necessary.
c.	Reporting Requirements. Provider’s failure to comply with Health Plan’s requirements regarding Provider’s identification and reporting of institutional and outpatient services, admissions, and/or related services to Health Plan or to obtain authorization as required may result in non-payment to Provider for all days and charges until the day that notification is received and services are authorized.

d.	Offset. In the event that Health Plan determines that a claim has been overpaid or paid in duplicate, or that funds were paid which were not provided for under this Agreement, Provider shall make repayment to Health Plan within thirty (30) working days of written notification by Health Plan of the overpayment, duplicate payment, or other excess payment. In addition to any other contractual or legal remedy, Health Plan may recover the amounts owed by way of offset or recoupment from current or future amounts due Provider by giving Provider not less than thirty (30) working days notice in which to exercise Provider’s appeal rights under this Agreement. As a material condition to Health Plan’s obligations under this Agreement, Provider agrees that the offset and recoupment rights set forth herein shall be deemed to be and to constitute rights of offset and recoupment authorized in state and federal law or in equity to the maximum extent legally permissible, and that such rights shall not be subject to any requirement of prior or other approval from any court or other governmental authority that may now or hereafter have jurisdiction over Health Plan and/or Provider.

e.	Claims Review and Audit. Provider acknowledges Health Plan’s right to review Provider’s claims prior to payment for appropriateness in accordance with industry standard billing rules, including, but not limited to, current UB manual and editor, current CPT and HCPCS coding, CMS billing rules, CMS bundling/unbundling rules, National Correct Coding Initiatives (NCCI) Edits, CMS multiple procedure billing rules, and FDA definitions and determinations of designated implantable devices and/or implantable orthopedic devices. Provider acknowledges Health Plan’s right to conduct such review and audit on a line-by-line basis or on such other basis as Health Plan deems appropriate, and Health Plan’s right to exclude inappropriate line items to adjust payment and reimburse Provider at the revised allowable level. Provider also acknowledges Health Plan’s right to conduct utilization reviews to determine medical necessity and to conduct post-payment billing audits.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

Provider shall cooperate with Health Plan’s audits of claims and payments by providing access at reasonable times to requested claims information, all supporting medical records, Provider’s charging policies, and other related data. Health Plan shall use established industry claims adjudication and/or clinical practices, state and federal guidelines, and/or Health Plan’s policies and data to determine the appropriateness of the billing, coding and payment.
2.11	Compliance with Applicable Law. Provider shall comply with all applicable state and federal laws governing the delivery of Covered Services to Members including, but not limited to, title VI of the Civil Rights Act of 1964; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation act of 1973; the Balanced Budget Act of 1997; and the Americans with Disabilities Act:
a.	Provider acknowledges that this Agreement and all Covered Services rendered pursuant to this Agreement are subject to state licensing statutes and regulations set forth in Attachment E.

b.	Provider acknowledges that all Covered Services rendered in conjunction with the state Medicaid program are subject to the additional provisions set forth in Attachment F, the effect of which provisions is limited solely to activities and Covered Services related to the state Medicaid program.

c.	Provider acknowledges that all Covered Services rendered in conjunction with the Medicare program are subject to the Medicare provisions set forth in Attachment H, the effect of which provisions is limited solely to activities and Covered Services related to the Medicare program.
2.12	Provider Non-solicitation Obligations. Provider shall not unilaterally assign or transfer patients served under this Agreement to another hospital without the prior written approval of Health Plan. Nor shall Provider solicit or encourage Members to select another health plan for the primary purpose of securing financial gain for Provider. Nothing in this provision is intended to limit Provider’s ability to fully inform Members of all available health care treatment options or modalities.

2.13	Fraud and Abuse Reporting. Provider shall report to Health Plan’s compliance officer all cases of suspected fraud and/or abuse, as defined in Title 42, of the Code of Federal Regulations, Section 455.2, where there is reason to believe that an incident of fraud and/or abuse has occurred, by subcontractors, Members, providers, or employees within ten (10) state working days of the date when Provider first becomes aware of, or is on notice of, such activity. Provider shall establish policies and procedures for identifying, investigating, and taking appropriate corrective action against fraud and/or abuse in the provision of health care services under the Medicaid program. Upon the request of Health Plan and/or the state, Provider shall consult with the appropriate state agency prior to
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

and during the course of any such investigations.
2.14	Advance Directive. Provider shall document all patient records with respect to the existence of an Advance Directive in compliance with the Patient Self- Determination Act (Section 4751 of the Omnibus Reconciliation Act of 1990), as amended, and other appropriate laws.

2.15	Reciprocity Agreements. Provider shall cooperate with Health Plan’s Participating Providers and affiliates of Health Plan and agrees to provide Covered Services to Members enrolled in various government sponsored health programs and other health products, and various government sponsored health programs and other health products of affiliates, and to assure reciprocity of health care services. Without limiting the foregoing, if any Member receives services or treatment constituting Covered Services from Provider and a capitated Participating Provider is financially responsible for such services, such Participating Provider shall be solely responsible for compensating Provider for any Covered Services provided by the Provider in accordance with the applicable Payments which are the Responsibility of a Capitated Provider provisions of this Agreement. Payment by the Participating Provider shall be at; (i) the rates agreed by the Participating Provider and Provider, or (ii) if there is no applicable agreement, at the lesser of Provider’s billed charges or an amount equivalent to one hundred percent (100%) of the governing rates provided by applicable State and Federal Law specific to the Member’s enrolled benefit plan (i.e. Medicaid, Medicare, etc) in place at the time services are rendered, or (iii) at the election of the Participating Provider, at the rates set forth in this Agreement. Provider agrees that the applicable provisions of the Compensation section of this Agreement shall continue to be binding upon Provider, especially in that Provider shall not balance bill Members for any Covered Services. Provider shall comply with the procedures established by Health Plan or its affiliates and this Agreement for reimbursement of such services or treatment. Provider shall not encourage Members to receive Covered Services from non-Participating Providers. Breach of this section shall constitute breach of a material term of the Agreement and will give rise to cause for termination of this Agreement pursuant to the applicable Termination with Cause provisions of this Agreement. Provider shall abide by all provisions of this Agreement relating to non-billing of Members with respect to all services and treatment subject to this reciprocity arrangement.
ARTICLE THREE — HEALTH PLAN’S OBLIGATIONS
3.1	Compensation. Health Plan shall pay Provider in accordance with the terms and conditions of this Agreement and the compensation schedule set forth in Attachment D.

3.2	Member Eligibility Determination. Health Plan shall maintain data on Member eligibility and enrollment. Health Plan shall promptly verify Member
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

eligibility at the request of Provider.
3.3	Prior Authorization Review. Health Plan shall timely respond to requests for prior authorization and/or determination of Covered Services.

3.4	Medical Necessity Determination. Health Plan’s determination with regard to Medically Necessary services and scope of Covered Services, including determinations of level of care and length of stay benefits available under the Member’s health program shall govern. The primary concern with respect to all medical determination shall be in the interest of the Member.

3.5	Provider Directory. Health Plan will provide Members with access to Health Plan’s Provider Directory, updated from time to time, identifying the professional status, specialty, office address, and telephone number of Health Plan contracted providers.

3.6	Provider Services. Health Plan will maintain a Provider Manual describing Health Plan’s policies and procedures, Covered Services, limitations and exclusions, and coordination of benefits information. Health Plan will maintain a Provider Services Department available to educate Provider regarding Health Plan’s policies and procedures.

3.7	Medical Director. Health Plan will employ a physician as medical director who shall be responsible for the management of both the; (i) medical, and (ii) medically-related scientific and technical, aspects of Health Plan.
ARTICLE FOUR — TERM AND TERMINATION
4.1	Term. This Agreement shall commence on the effective date indicated by Health Plan on the signature page of this Agreement (“Effective Date”) and shall continue in effect for one year; thereafter, it shall automatically renew for successive one year terms unless and until terminated by either party in accordance with the provisions of this Agreement or in accordance with applicable provisions set forth in the attachments.

4.2	Termination without Cause. This Agreement may be terminated without cause by either party on at least one hundred and twenty (120) days written notice to the other party.

4.3	Termination with Cause. In the event of a breach of any material provision of this Agreement, the party claiming the breach will give the other party written notice of termination setting forth the facts underlying its claim(s) that the other party has breached the Agreement. The party receiving the notice of termination shall have thirty (30) days from the date of receipt of such notice to remedy or cure the claimed breach to the satisfaction of the other party. During this thirty
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

(30) day period, the parties agree to meet as reasonably necessary and to confer in good faith in an attempt to resolve the claimed breach. If the party receiving the notice of termination has not remedied or cured the breach within such thirty (30) day period, the party who provided the notice of termination shall have the right to immediately terminate this Agreement.
4.4	Immediate Termination. Notwithstanding any other provision of this Agreement, Health Plan may immediately terminate this Agreement and transfer Member(s) to another provider by giving notice to Provider in the event of any of the following:
a.	Provider’s license or certificate to render health care services is limited, suspended or revoked, or disciplinary proceedings are commenced against Provider by the state licensing authority;

b.	Provider fails to maintain insurance required by this Agreement;

c.	Provider loses credentialed status;

d.	Provider becomes insolvent or files a petition to declare bankruptcy or for reorganization under the bankruptcy laws of the United States, or a trustee in bankruptcy or receiver for Provider is appointed by appropriate authority;

e.	Health Plan determines that Provider’s facility and/or equipment is insufficient to render Covered Services to Members;

f.	Provider is excluded from participation in Medicare and state health care programs pursuant to Section 1128 of the Social Security Act or otherwise is terminated as a provider by any state or federal health care program;

g.	Provider engages in fraud or deception, or knowingly permits fraud or deception by another in connection with Provider’s obligations under this Agreement;

h.	Health Plan determines that health care services are not being properly provided, or arranged for, and that such failure poses a threat to Members’ health and safety.
ARTICLE FIVE — GENERAL PROVISIONS
5.1	Indemnification. Each party shall indemnify and hold harmless the other party and its officers, directors, shareholders, employees, agents, and representatives from any and all liabilities, losses, damages, claims, and expenses of any kind, including costs and attorneys’ fees, which result from the duties and obligations of the indemnifying party and/or its officers, directors, shareholders, employees,
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

agents, and representatives under this Agreement.
5.2	Relationship of the Parties. Nothing contained in this Agreement is intended to create, nor shall it be construed to create, any relationship between the parties other than that of independent parties contracting with each other solely for the purpose of effectuating the provisions of this Agreement. This Agreement is not intended to create a relationship of agency, representation, joint venture, or employment between the parties. Nothing herein contained shall prevent any of the parties from entering into similar arrangements with other parties. Each of the parties shall maintain separate and independent management and shall be responsible for its own operations. Nothing contained in this Agreement is intended to create, nor shall be construed to create, any right in any third party, including but not limited to Health Plan’s Members. Nor shall any third party have any right to enforce the terms of this Agreement.

5.3	Entire Agreement. This Agreement, together with Attachments and incorporated documents or materials, contains the entire agreement between Health Plan and Provider relating to the rights granted and obligations imposed by this Agreement. The contract between the state and the Health Plan is incorporated herein by reference and shall be the guiding and controlling document when interpreting the terms of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement are of no force or effect.

5.4	Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated as a result of such decision.

5.5	Non-exclusivity. This Agreement shall not be construed to be an exclusive Agreement between Health Plan and Provider. Nor shall it be deemed to be an Agreement requiring Health Plan to refer Members to Provider for health care services.

5.6	Amendment. Health Plan may, without Provider’s consent, amend this Agreement to maintain consistency and/or compliance with any state or federal law, policy, directive, or government sponsored program requirement upon forty-five (45) business days’ notice to Provider unless a shorter timeframe is necessary for compliance. Health Plan may otherwise materially amend this Agreement only after forty-five (45) business days prior written notice to Provider and only if mutually agreed to by the parties as evidenced by the amendment being executed by each party hereto.

5.7	Assignment. Provider may not assign, transfer, subcontract or delegate, in whole or in part, any rights, duties, or obligations under this Agreement without
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

the prior written consent of Health Plan. Subject to the foregoing, this Agreement is binding upon, and inures to the benefit of the Health Plan and Provider and their respective successors in interest and assigns. Neither the acquisition of Health Plan nor a change of its legal name shall be deemed an assignment.
5.8	Arbitration. Any claim or controversy arising out of or in connection with this Agreement shall be resolved, to the extent possible, within forty-five (45) days through informal meetings and discussions held in good faith between appropriate representatives of the parties. Any remaining claim or controversy shall be settled by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect by a single arbitrator in Long Beach, CA; provided, however, that binding arbitration shall not be utilized to adjudicate matters that primarily involve review of Provider’s professional competence or professional conduct, and shall not be available as a mechanism for appeal of any determinations made as to such matters. If possible, the arbitrator shall be an attorney with at least fifteen (15) years of experience, including at least five (5) years of experience in managed health care. The parties shall conduct a mandatory settlement conference at the initiation of arbitration, to be administered by AAA. The arbitrator shall have no authority to provide a remedy or award damages that would not be available to such prevailing party in a court of law, nor shall the arbitrator have the authority to award punitive damages. Each party shall bear its own costs and expenses, including its own attorneys’ fees, and shall bear an equal share of the arbitrator’s and administrative fees of arbitration. The parties agree to accept any decision by the arbitrator as a final determination of the matter in dispute, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration must be initiated within one year of the earlier of the date the claim or controversy arose, was discovered, or should have been discovered with reasonable diligence; otherwise it shall be deemed waived. The use of binding arbitration shall not preclude a request for equitable and injunctive relief made to a court of appropriate jurisdiction.

5.9	Attachments. Each of the Attachments identified below is hereby made a part of this Agreement

Attachment A — Provider Identification Sheet
Attachment B — Definitions
Attachment C — Products/Programs
Attachment D — Compensation Schedule
Attachment E — Licensing Provisions
Attachment F — Medicaid Program Provisions
Attachment G — Acknowledgment of Receipt of Provider Manual
Attachment H — Medicare Program Provisions
Attachment I — Disclosure Form
Attachment J — Certificate of Ownership
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

5.10	Notice. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by registered or certified mail or U.S. Postal Service Express Mail, with postage prepaid, or by Federal Express or other overnight courier that guarantees next day delivery, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section. The addresses below shall be the particular party’s address for delivery or mailing of notice purposes:
If to Health Plan:
Molina Healthcare of California
200 Oceangate, Suite 100, Long Beach, California, 90802
Attention: President/CEO
If to Provider:
Pacific Hospital of Long Beach

Attention: Michael D Drobot, CEO
The parties may change the names and addresses noted above through written notice in compliance with this Section. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark date. Notices delivered by U.S. Postal Service Express mail, Federal Express or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the notice to the United States Postal Service, Federal Express or overnight courier. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.
*** THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK ***
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

SIGNATURE AUTHORIZATION
     IN WITNESS WHEREOF, the parties hereto have agreed to and executed this Agreement by their officers thereunto duly authorized as of the Effective Date set forth by Health Plan below. The individual signing below on behalf of Provider acknowledges, warrants, and represents that said individual has the authority and proper authorization to execute this Agreement on behalf of Provider and its constituent providers, if any, and does so freely with the intent to fully bind Provider, and its constituent providers, if any, to the provisions of this Agreement.

Pacific Hospital of Long Beach	Molina Healthcare of California

Provider		Molina
Signature:	/s/ M. Drobot	Signature:	/s/ Lisa Rubino

Signatory Name	M. Drobot	Signatory Name	Lisa Rubino
(Printed):		(Printed):

Signatory Title		Signatory Title	President
(Printed):	CEO	(Printed):

Signature Date:	4/16/09	Signature Date:	4/30/09

		Effective Date:	(To be completed by Health Plan)

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT A
Provider Identification Sheet
Mark applicable category(ies) below. For those Providers representing multiple health care professional(s) or entity(ies), please check all the categories that apply.

Primary Care Physician

Specialist: type

Group/IPA (a list of constituent members with their License and DEA numbers is attached and incorporated herein)

X	Hospital

Ancillary Provider: type

Pharmacy

Other: type
Please enter “N/A” for the following if not applicable or not available:

Provider Name	Pacific Hospital of Long Beach	Billing Address:
Telephone No.	562-997-2500	P O Box 77417, Los Angeles, CA, 90084
Facsimile No.
Email Address
Tax I.D. No.		Physical Address (if different than above):
License No.
NPI (or UPIN if NPI	NPI: 1861407637
not yet designated)	UPIN:
DEA No.
(Use continuation pages if multiple providers under common ownership will submit bills under this Agreement)
I, the undersigned, am authorized to and do hereby verify the accuracy of the foregoing Provider information.

Provider
Signature:	/s/ M. Drobot

Signatory Name	M. Drobot
(Printed):

Signatory Title	CEO
(Printed):

Signature Date:	4/16/09

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT A
Provider Identification Sheet (Continuation Page)
Use one or more continuation pages as necessary when multiple providers under common ownership (the Provider is signing on behalf of all of them) are expected to bill Health Plan under more than one TIN and/or billing address. Please enter “N/A” for the following if not applicable or not available:

Provider Name		Billing Address:
Telephone No.		Street
Facsimile No.		City
Email Address		State, Zip ,
Tax I.D. No.		Physical Address:
License No.		Street
NPI (or UPIN if NPI not yet designated)	NPI: UPIN:	City
DEA No.		State, Zip ,

Provider Name		Billing Address:
Telephone No.		Street
Facsimile No.		City
Email Address		State, Zip ,
Tax I.D. No.		Physical Address:
License No.		Street
NPI (or UPIN if NPI not yet designated)	NPI: UPIN:	City
DEA No.		State, Zip ,

Provider Name		Billing Address:
Telephone No.		Street
Facsimile No.		City
Email Address		State, Zip ,
Tax I.D. No.		Physical Address:
License No.		Street
NPI (or UPIN if NPI not yet designated)	NPI: UPIN:	City
DEA No.		State, Zip ,

Provider Name		Billing Address:
Telephone No.		Street
Facsimile No.		City
Email Address		State, Zip ,
Tax I.D. No.		Physical Address:
License No.		Street
NPI (or UPIN if NPI not yet designated)	NPI: UPIN:	City
DEA No.		State, Zip ,

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT B
Definitions
1.	Advance Directive is a Member’s written instructions, recognized under state law, relating to the provision of health care when the Member is not competent to make a health care decision as determined under state law. Examples of Advance Directives are living wills and durable powers of attorney for health care.

2.	Agreement means this Provider Services Agreement, all Attachments, and incorporated documents or materials.

3.	Claim means an invoice for services rendered to a Member by Provider, submitted in a format approved by Health Plan, and with all service and encounter information required by Health Plan.

4.	Clean Claim means a claim for Covered Services that has no defect, impropriety, lack of any required substantiating documentation, or particular circumstance requiring special treatment that prevents timely payment from being made on the claim.

5.	CMS means the Centers for Medicare and Medicaid Services, an administrative agency of the United States Government, responsible for administering the Medicare program.

6.	CMS Agreement means the Medicare Advantage contract between Health Plan and CMS.

7.	Covered Services means those health care services that are Medically Necessary, are within the normal scope of practice and licensure of Provider, and are benefits of the Health Plan product or a Health Plan affiliate’s product which covers the Member.

8.	Emergency Services are Covered Services necessary to evaluate or stabilize a medical or psychiatric condition manifesting itself by acute symptoms of sufficient severity (including severe pain) so as to cause a prudent layperson, who possesses an average knowledge of health and medicine, to reasonably expect the absence of immediate medical attention to result in: (a) placement of the Member’s health (or the health of the Member’s unborn child) in serious jeopardy; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part. For Health Plan’s Medicaid / Medi-Cal members, Emergency Services also includes any services defined as emergency services under 42 C.F.R. §438.114.

9.	Grievance Program means the procedures established by Health Plan to timely address Enrollee and Provider complaints or grievances.

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

10.	Health Plan means Molina Healthcare of California

11.	HEDIS Studies means Health Employer Data and Information Set.

12.	IPA means Independent Practice Association.

13.	Medically Necessary means those medical services and supplies which are provided in accordance with professionally recognized standards of practice which are determined to be: (a) appropriate and necessary for the symptoms, diagnosis or treatment of the Member’s medical condition; (b) provided for the diagnosis and direct care and treatment of such condition; (c) not furnished primarily for the convenience of the Member, the Member’s family, the treating provider, or other provider; (d) furnished at the most appropriate level which can be provided consistent with generally accepted medical standards of care; and (e) consistent with Health Plan policy.

14.	Medicare means the Hospital Insurance Plan (Part A) and the Supplementary Medical Insurance Plan (Part B) provided under Title XVIII of the Social Security Act, as amended.

15.	Medicare Advantage means the managed care program established by the Medicare Modernization Act of 2003 to serve
Medicare-eligible beneficiaries. Medicare Advantage plans generally cover Part A and Part B services and may also include Part D services.

16.	Medicare Advantage Special Needs Plan (MA-SNP) means the managed care program established by the Medicare Modernization Act of 2003 which allows health plans to create specialized plans for beneficiaries who are eligible for Medicare and Medicaid.

17.	Member(s) means a person(s) enrolled in one of Health Plan’s benefit products or a Health Plan affiliate’s benefit product and who is eligible to received Covered Services.

18.	Provider means the person(s) and/or entity identified in Attachment A to this Agreement. Where Provider is a Group/IPA or Hospital, Provider means and includes all constituent physicians, allied health professionals and staff persons who provide health care services to Members by and/or through the Group/IPA or Hospital. All of said persons are bound by the terms of this Agreement.

19.	Provider Manual means the compilation of Health Plan policies, procedures, standards and specimen documents, as may be unilaterally amended or modified from time to time by Health Plan or mutually amended or modified from time to time by the parties, that have been compiled by Health Plan for the use and instruction of Provider, and to which Provider must adhere.

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

20.	Quality Improvement Program means the policies, procedures and systems developed by Health Plan for monitoring, assessing and improving the accessibility, quality and continuity of care provided to Members.

21.	Utilization Review and Management Program means the policies, procedures and systems developed by Health Plan for monitoring the utilization of Covered Services by Members, including but not limited to under-utilization and over-utilization.

22.	Utilization Management Reduction Amount means that amount by which payments otherwise owing to Provider are reduced in the event that Provider is de-delegated responsibility for utilization management.

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT C
Products/Programs
Provider hereby elects to participate as a panel provider for each of the following Health Plan products as offered and applicable.

	1.	Medi-Cal Primary Care Case Manager

	2.	Medi-Cal Prepaid Health Plan

	3.	Medi-Cal Geographic Managed Care

X	4.	Medi-Cal Two-Plan Model

X	5.	Healthy Families

X	6.	Medicare Advantage (Molina Medicare Options)

X	7.	MA-SNP (Molina Medicare Options Plus)

	8.	Other Products — Provider agrees that Health Plan may from time to time add additional products for which provider agrees to participate as a contracted provider
     Health Plan shall maintain any applicable benefit and Covered Services descriptions in its Provider Manual.

HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT D
Compensation Schedule
Pacific Hospital of Long Beach
Medi-Cal & Healthy Families
Molina shall pay Provider on a fee for service basis at the lesser of: (i) Provider’s billed charges; or (ii) in accordance with the fee schedule set forth below for all Covered Services provided to a Member, which are authorized, by Molina or its designee for Molina Healthcare’s Managed Medi-Cal & Healthy Family Members, less any applicable Member co-payments, deductibles, co-insurance, or amounts paid or to be paid by other liable third parties, if any.

SERVICE	APPLICABLE CODES
DESCRIPTION	(if designated)	PAYMENT RATES
Medical/Surgical	UB: 100, 101, 110, 111, 112, 117, 119, 120, 121, 127, 129, 130, 131, 132, 137, 139, 140, 141, 142, 147, 149, 150, 151, 152, 157, 159, 160, 164, 169,	$1,200 Per Diem

DOU	UB: 206, 214	$1,200 Per Diem

ICU/CCU	UB: 200, 201, 202, 207, 208, 209, 210, 211, 213, 219	$1,300 Per Diem

OB Vaginal Delivery 2 days	DRG’s 767, 768, 774, 775 includes One well baby defined by UB codes 170 or 171 Additional baby is Reimbursed at Boarder Baby Rate	$2,400 Case Rate

OB C-Section 3 days	DRG-765, 766 includes one well baby defined by UB codes 170-or 171	$3,600 Case Rate

Outpatient Diagnostic Services/Emergency Room Procedures	UB: 300-319, UB: 320-359, UB: 610-619; UB: 730-749, UB: 450-459, UB: 351, 352, 359	105% of Medi-Cal

Outpatient Surgery	UB: 360, 361, 369, 490, 499, 500	100% of applicable APC. Multiple procedures shall be reimbursed according to the Medicare guidelines.

Partial Psych Care	UB: 114, 124, 134, 154, 513	$600.00 Case Rate

Exclusions	UB: 274, 275, 276, 278	The following items with a cost greater than $500.00 are excluded from the rates above and shall be reimbursed at a rate of Hospital Cost plus 5%: Implantable devices (including non-reusable orthopedic instrumentations, spinal cages, alugraphs, putty, pacemakers, leads, orthotics and prosthetics.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT D-1
Compensation Schedule
Pacific Hospital of Long Beach
Molina Medicare Options (MMO) &
Molina Medicare Options Plus (MMOP)
Molina shall pay Provider on a fee for service basis at the lesser of: (i) Provider’s billed charges; or (ii) in accordance with the fee schedule set forth below for all Covered Services provided to a Member, which are authorized, by Molina or its designee for Molina Healthcare’s Managed Molina Medicare Options & Molina Medicare Options Plus Members, less any applicable Member co-payments, deductibles, co-insurance, or amounts paid or to be paid by other liable third parties, if any.
INPATIENT SERVICES:
Inpatient Services with Codable Medicare DRGs:
•	Health Plan agrees to reimburse Provider one hundred percent (100%) of the prevailing Medicare Inpatient Prospective Payment System (DRG) in effect at the time of service. Such Medicare DRG reimbursement will include DME, IME, DSH, Capital, and all other Medicare payments, including outliers.

•	This reimbursement methodology is not intended to imply any governance or regulations set forth by Centers of Medicare and Medicaid Services (CMS), but is used to describe the type of mathematical reimbursement formula agreed upon by Provider and Health Plan.

•	Provider uses its Fiscal Intermediary to administer their Medicare program. The Fiscal Intermediary calculates and updates factors used in the calculation of the Medicare reimbursement formulas, which will be adopted for use in this Agreement. Any change in the reimbursement formula factors, including, but not limited to, changes in DRG definitions to comply with industry mandated standards, will be applicable to the reimbursement set forth in this Agreement, effective concurrently with the effective date of updates to the Inpatient PPS PC Pricer.
OUTPATIENT SERVICES
•	Health Plan agrees to reimburse Provider at one hundred percent (100%) of the prevailing Medicare Ambulatory Payment Classification (APC) in effect at the time services are rendered.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ARTICLE FIVE — NOTATIONS
6.1	Capitalized terms utilized in this Attachment, which are not otherwise defined in this Attachment, if any, shall have the same meaning set forth in the definitions to this Agreement.
6.2	Unless otherwise set forth above, the stipulated Hospital Provider payment rates shall apply to all Professional Clean Claims submitted by Hospital Providers.

4/16/09
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT E
REQUIRED PROVISIONS
(Health Care Service Plans)
The following provisions are required by (i) federal statutes and regulations applicable to Health Plan, or (ii) state statutes and regulations applicable to health care service plans. Any purported modifications to these provisions inconsistent with such statutes, regulations, and agreements shall be null and void.
DMHC Provisions
1.	In the event that Health Plan fails to pay Provider for Covered Services, the Member or subscriber shall not be liable to Provider for any sums owed by Health Plan. Provider shall not collect or attempt to collect from a Member or subscriber any sums owed to Provider by the Health Plan. Provider may not and will not maintain any action at law against a Member or subscriber to collect sums owed to the Provider by Health Plan. (Health and Safety Code section 1379)
2.	To the extent that any of Health Plan’s quality of care review functions or systems are administered by Provider, Provider shall deliver to Health Plan any information requested in order to monitor or require compliance with Health Plan’s quality of care review system. (Rule 1300.51, J-5)
3.	Provider is responsible for coordinating the provision of health care services to Members who select Provider if Provider is a primary care physician. (Rule 1300.67.1(a))
4.	Provider shall maintain Member medical records in a readily available manner that permits sharing within Health Plan of all pertinent information relating to the health care of Members. (Rule 1300.67.1(c))
5.	Provider shall maintain reasonable hours of operation and make reasonable provisions for after-hour services. (Rule 1300.67.2(b))
6.	To the extent Provider has any role in rendering emergency health care services, Provider shall make such emergency health care services available and accessible twenty-four (24) hours a day, seven days a week. (Rule 1300.67.2(c))
7.	Provider shall participate in Plan’s system for monitoring and evaluating accessibility of care including but not limited to waiting times and appointment availability, and addressing problems that may develop. Provider shall timely notify Health Plan of any changes to address or inability to maintain Health Plan’s access standards. (Rule 1300.67(f))
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

8.	Health Plan is subject to the requirements of the Knox-Keene Health Care Service Plan Act of 1975, as amended (Chapter 2.2 of Division 2 of the Health and Safety Code), and the Regulations promulgated hereunder (subchapter 5.5 of Chapter 3 of Title 28 of the California Code of Regulations). Any provision of the aforementioned statutes or regulation that is required to be in this Agreement shall bind the Health Plan whether or not expressly set forth in this Agreement. (Rule 1300.67.4(a)(9))
9.	Upon the termination of this Agreement, Health Plan shall be liable for Covered Services rendered by Provider (other than for copayments as defined in subdivision (g) of Section 1345 of the Health and Safety Code) to a subscriber or Member who retains eligibility under the applicable plan contract or by operation of law under the care of Provider at the time of termination of the Agreement until the services being rendered to the subscriber or Member by Provider are completed, unless the Health Plan makes reasonable and medically appropriate provision for the assumption of services by a contracting provider. (Health and Safety Code section 1373.96) (Rule 1300.67.4(a)(10))
10.	Any written communications to Members that concern a termination of this agreement shall comply with the notification requirements set forth in Health and Safety Code section 1373.65(f)
11.	Provider shall maintain all records and provide all information to the Health Plan or the DMHC as may be necessary for compliance by the Health Plan with the provisions of the Knox-Keene Health Care Service Plan Act of 1975, as amended and any regulations promulgated thereunder. To the extent feasible, all such records shall be located in this state. Provider shall retain such records for at least two years: this obligation shall not terminate upon termination of the Agreement, whether by rescission or otherwise. (Health and Safety Code section 1381) (Rule 1300.67.8(b))
12.	Provider shall afford Health Plan and the DMHC access at reasonable times upon demand to the books, records and papers of Provider relating to health services provided to Members and subscribers, to the cost thereof, to payments received by Provider from Members and subscribers of the Health Plan (or from others on their behalf), and, unless Provider is compensated on a fee-for-services basis, to the financial condition of Provider. Provider shall promptly deliver to Health Plan, any financial information requested by Health Plan for the purpose of determining Provider’s ability to bear capitation or other applicable forms of risk sharing compensation. (Rule 1300.67.8(c))
13.	Provider shall not and is hereby prohibited from demanding surcharges from Members for Covered Services. Should Health Plan receive notice of any such surcharges by Provider, Health Plan may take any action it deems appropriate including but not limited to demanding repayment by Provider to Members of any surcharges, terminating this Agreement, repaying surcharges to Members and
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

offsetting the cost of the same against any amounts otherwise owing to Provider. (Rule 1300.67.8(d))

14.	Upon Health Plan’s request, provider shall report all co-payments paid by Members to provider. (Health and Safety Code section 1385)
15.	To the extent that any of Health Plan’s quality assurance functions are delegated to Provider, Provider shall promptly deliver to Health Plan all information requested for the purpose of monitoring and evaluating Provider’s performance of those quality assurance functions. (Rule 1300.70)
16.	Provider may utilize Health Plan’s Provider Dispute Resolution Process by phoning or writing the Provider Services Department, Molina Medical Centers, Third Floor, One Golden Shore Drive, Long Beach, CA 90802 (800) 526-8196, ext. 1249. The Provider Dispute Resolution Process, however, does not and cannot serve as an appeal process from any fair hearing proceeding held pursuant to Health and Safety Code Section 809, et. seq. Please see the Provider Manual for more information regarding the dispute resolution process. (Health and Safety Code Section 1367(h).) (Rule 1300.71.38)
17.	Provider shall display in each reception and waiting area a notice informing Members how to contact their health plan, file a complaint with their plan, obtain assistance from the DMHC, and seek an independent medical review. (Rule 1300.67.8(f))
18.	Provider shall provide grievance forms and assist Members in filing grievances. Provider shall cooperate with Health Plan in responding to Member grievances and requests for independent medical reviews. (Rule 1300.68(b))
19.	In the event a Member seeks and obtains a recovery from a third party or a third party’s insurer for injuries caused to that Member, and only to the extent permitted by the Member’s evidence of coverage and by California law, Provider may have the right to assert a third party lien for and to recover from the Member the reasonable value of Covered Services provided to the Member by Provider for the injuries caused by the third party. Health Plan shall similarly have the right to assert a lien for and recover for payments made by Health Plan for such injuries. Provider shall cooperate with Health Plan in identifying such third party liability claims and in providing such information. Pursuit and recovery of under third party liens shall be conducted in accordance with California Civil Code section 3040.
20.	The Provider Manual may be unilaterally amended or modified by Health Plan to maintain consistency and/or compliance with any state or federal law, policy, directive, or government sponsored program requirement upon forty-five (45) business days’ notice to Provider unless a shorter timeframe is necessary for compliance. Health Plan may otherwise materially amend the Provider Manual only after forty-five (45) business days prior written notice to Provider and only if
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

mutually agreed to by the parties as evidenced by the amendment being executed by each party.

21.	Notwithstanding any other provision in this Agreement, if Health Plan or Health Plan’s capitated provider is not the primary payer under coordination of benefits, Provider may submit claims to Health Plan or Health Plan’s capitated provider within ninety (90) days from the date of payment or date of contest, denial or notice from the primary payer. Except as otherwise provided by law or provided by government sponsored program requirements, any claims that are not submitted by Provider to Health Plan within ninety (90) days from the date of payment or date of contest, denial or notice from the primary payer shall not be eligible for payment, and Provider hereby waives any right to payment therefore.
22.	Notwithstanding any other provision in this Agreement, if Health Plan or Health Plan’s capitated provider denies a claim because it was filed beyond the claim filing deadline, Health Plan will, upon Provider’s submission of a provider dispute pursuant to Title 28, California Code of Regulations, section 1300.71.38 and the demonstration of good cause for the delay, accept, and adjudicate the claim according to California Health & Safety Code section 1371 or 1371.35, which ever is applicable, and the California Code of Regulations.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT F
DHCS Provisions
     The following provisions apply exclusively to Covered Services provided and activities engaged in pursuant to Medicaid Program:
1.	All Medicaid covered services are set forth in Attachment C and the Provider Manual as set forth in this Agreement. (Rule 53250(c)(1))

2.	This Agreement shall be governed by and construed in accordance with all laws, regulations and contractual obligations incumbent upon the Health Plan. (Rule 53250(c)(2))

3.	This Agreement shall become effective upon approval by the Department of Health Care Services (“DHCS”) in writing, or by operation of law where the DHCS has acknowledged receipt of this Agreement and has failed to approve or disapprove the Agreement within 60 days of receipt. (Rule 53250(c)(3))

4.	Amendments to this Agreement shall be submitted to the DHCS, for prior approval, at least thirty (30) days before the effective date of any proposed changes governing compensation, services or term. Proposed changes which are neither approved nor disapproved by the DHCS, shall become effective by operation of law thirty (30) days after the DHCS has acknowledged receipt, or upon the date specified in the Amendment, whichever is later. (Rule 53250(c)(3))

5.	Provider agrees to submit all reports required and requested by Health Plan, in a form acceptable to Health Plan. (Rule 53250(c)(5))

6.	Provider shall make all of its books and records, pertaining to the goods and services furnished under the terms of this Agreement, available for inspection, examination or copying:
a.	By the DHCS, the United States Department of Health and Human Services, the DMHC, and the Department of Justice;

b.	At all reasonable times, at Provider’s place of business or at such other mutually agreeable location in California;

c.	In a form maintained in accordance with the general standards applicable to such book or record keeping;

d.	For a term of at least five years from the close of the fiscal year in which the date of service occurred, in which the record or data was created or applied, and for which the financial record was created;
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

e.	Including all encounter data for a period of at least five years. (Rule 53250(e)(1))
7.	Provider agrees to notify the DHCS in the event that this Agreement is amended or terminated. Notice to the DHCS shall be considered given when properly addressed and deposited in the United States Postal Service as First Class Registered Mail, postage attached.
(Rule 53250(e)(4))

8.	Provider shall maintain and make available to the DHCS, upon request, copies of all subcontracts and shall ensure that all subcontracts are in writing and require that subcontractors:
a.	Make all applicable books and records available at all reasonable times for inspection, examining or copying by the DHCS, the U.S. Department of Health and Human Services, the DMHC, and the Department of Justice;

b.	Retain such books and records for a term of at least five years from the fiscal year in which the date of service occurred, in which the record or data was created or applied, and for which the financial record was created. (Rule 53250(e)(3))
9.	Provider agrees that any assignment or delegation of this Agreement shall be void unless prior written approval is obtained from the DHCS in those instances where prior approval by the DHCS is required. (Rule 53250(e)(5))

10.	Provider agrees to hold harmless both the State of California and Health Plan members in the event that Health Plan cannot or will not pay for services performed by Provider pursuant to this Agreement. (Rule 53250(e)(6))

11.	Provider shall assist Health Plan in the transfer of care in the event Health Plan’s Two-Plan Model Contract with the DHCS expires or terminates. Providers shall assist Health Plan in the transfer and care in the event this Agreement expires or terminates for any reason.

12.	Provider shall not attempt recovery in circumstances involving casualty insurance, tort liability or workers’ compensation. Provider shall report to the DHCS within ten (10) days after discovery any circumstances which may result in casualty insurance payments, tort liability payments, or workers’ compensation award. (Rule 53222(b))

13.	Provider shall disclose the names of the officers and owners of Provider, stockholders owning more than ten percent (10%) of the stock issued by Provider, if any, and major creditors holding more than five percent (5%) of the dept of Provider. For that purpose, Provider shall use the Disclosure Form made available by Health Plan. (W&I Code section 14452(a))
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

14.	Provider acknowledges that Health Plan bears significant risk by assuming financial responsibility for all in-patient hospitalization expenditures, including expenditures for services connected with the period of hospitalization. (Rule 53251(c) & (e))

15.	Non-Discrimination Clause. During the performance of this Agreement, Provider and Provider’s subcontractors will not unlawfully discriminate, harass, or allow harassment, against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (including cancer), age (over 40), marital status, and denial of family care leave. Provider and Provider’s subcontractors will ensure the evaluation and treatment of their employees and applicants for employment are free from discrimination and harassment. Provider and Provider’s subcontractors will comply with the provisions of the Fair Employment and Housing Act (Government Code, Section 12900, et. seq.) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285.0, et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990(a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this Agreement by reference and made a part hereof as if set forth in full. Provider and Provider’s subcontractors as the case may require will give notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

16.	Provider agrees to arrange for the provision of interpreter services for Members at all provider sites.

17.	Nothing in this Agreement shall be interpreted in any manner to terminate or diminish Health Plan’s independent obligations to the State of California under one or more of its contracts with the Department of Health Services.
Upon request by DHCS, Provider shall timely gather, preserve and provide to DSHS, in the form and manner specified by DHCS, any information specified by DHCS, subject to lawful privileges, in Provider’s possession, related to threatened or pending litigation by or against DHCS. If Provider asserts that any requested documents are covered by a privilege, Provider shall: (1) identify such privileged documents with sufficient particularity to reasonably identify the document while retaining the privilege; and (2) state the privilege being claimed that supports withholding production of the document. Such request shall include, but is not limited to, a response to a request for documents submitted by any party in any litigation by or against DHCS. Provider acknowledges that time may be of the essence in responding to such request. Provider shall use all reasonable efforts to immediately notify DHCS and Health Plan of any subpoenas, document production requests, or requests for records, received by Provider related to Health Plan’s contract with DHCS. Provider shall be reimbursed by DHCS for the services necessary to comply with this requirement under the reimbursement terms
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

specified in Health Plan’s contract with DHCS.
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT G
Acknowledgement of Receipt of Provider Manual
Provider hereby acknowledges receipt of Health Plan’s Provider Manual.
Date of receipt: 4|16|09
Initials of authorized
representative of Provider: /s/ Michael D. Drobot
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials: _______
Pacific Hospital of Long Beach

ATTACHMENT H
Medicare Program Provisions
The following provisions apply to all services rendered in conjunction with Health Plan’s Medicare Programs as set forth in Attachment C to this Agreement. The Agreement shall be automatically modified to conform to subsequent amendments to Medicare standards. Any purported modification to the Agreement inconsistent with Medicare standards is not effective. In the event of any inconsistency between the terms of this Attachment and the terms of the Agreement, the terms of this Attachment shall control.
1.	Right to Audit. Provider shall make all of its “Relevant Records” available for inspection, examination and copying by all federal and state agencies with regulatory authority over the subject matter of this Agreement. Provider shall permit such inspection at Provider’s place of business and at all reasonable times. “Relevant Records” shall mean all books and records of Provider related directly or indirectly to the goods and services furnished under the terms of this Agreement. Provider shall maintain such Relevant Records for the period of time required by applicable federal and state statutes, but in no event less than ten (10) years. This provision shall survive termination of the Agreement. (42 CFR 422.504(e)(2), 422.504(e)(3), 422.504(e)(4), and 422.504(i)(2)(ii)).

2.	Confidentiality. Provider shall comply with the confidentiality and enrollee record accuracy requirements set forth in 42 CFR 422.118. (42 CFR 422.504(a)(13)).

3.	Hold Harmless. Provider agrees that under no circumstance shall a subscriber or enrollee be liable to the Provider for any sums owed by Health Plan to the Provider. (42 CFR 422.504(g)(1)(i).

4.	Delegation. If Provider is delegated any of the activities or functions of Health Plan as required in the CMS Agreement, Provider agrees to comply with all applicable contractual provisions in the same manner as if Provider had executed such contract with CMS directly. The activities or functions delegated to Provider are set forth in the Agreement. In the event CMS or Health Plan determines, in its sole discretion, that Provider has not performed the delegated activities or functions satisfactorily, the delegated activities shall be revoked upon not less than five (5) days prior written notice. Health Plan shall monitor the performance of such delegated activities on an ongoing basis, and Provider shall cooperate with all reasonable requests made by Health Plan in order to accomplish such monitoring. If Provider is delegated credentialing activities, Provider’s credentialing process will be reviewed and approved by Health Plan, and such credentialing process will be audited by Health Plan on an ongoing basis; further, Provider agrees that its credentialing process will comply with all applicable NCQA standards. Health Plan retains the right to approve, suspend, or
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

terminate any credentialing delegation arrangement. (42 CFR 422.504(i)(3)(iii), 422.504(i)(4)) and 422.504(i)(5).

5.	Medicare Claims Payment. Health Plan and Provider agree that Health Plan shall pay all Clean Claims within sixty (60) days of the date such claim is delivered by Provider to Health Plan and Health Plan determines such claim is complete/clean. Any claims that are not submitted to Health Plan within six (6) months of providing the Covered Services that are the subject of the claim shall not be eligible for payment, and Provider hereby waives any right to payment therefore. Health Plan reserves the right to deny any claims that are not in accordance with the Medicare Claims Processing Manual and Medicare rules for billing. Health Plan shall pay interest on Clean Claims that are not paid within sixty (60) days for the period beginning on the day after the required payment date and ending on the date on which payment is made. Interest shall be computed at the rate of interest provided under 41 U.S.C. §611. (42 CFR 422.520(b)).

6.	Reporting. Provider shall comply with the reporting requirements set forth in 42 CFR 422.516 and 42 CFR 422.257. (42 CFR 504(a)(8)).

7.	Accountability. Provider acknowledges and agrees that Health Plan is accountable to CMS for overseeing any functions or responsibilities delegated to Provider. (42 CFR 422.504(i)(3)(ii)(A)).

8.	Medicare Compliance. Provider shall comply with all applicable Medicare laws, regulations, and CMS instructions. (42 CFR 422.504(i)(4)(v)).

9.	Benefit Continuation. Notwithstanding the termination of the Provider Agreement, Provider shall not abandon any Medicare patients, and shall continue to see and treat those patients requiring ongoing medical care (including, but not limited to, patients that are hospitalized on the termination date of the Provider Agreement) on the same terms and conditions as prior to termination, and shall continue to see and treat such ongoing patients until such time as such patients may be transitioned to another appropriate medical provider (or, if applicable, such patients are discharged from the hospital). (42 CFR 422.504(g)(2)(I), 422.504(g)(2)(ii), and 422.504(g)(3)).
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

ATTACHMENT I
DISCLOSURE FORM
(Welfare and Institutions Code Section 14452 (a))
HealthSmart Pacific, Inc., dba
Name of Subcontractor Pacific Hospital of Long Beach
The undersigned hereby certifies that the following information regarding Pacific Hospital of Long Beach (the “Organization”) is true and correct as of the date set forth below.
1.	Officers/Directors General Partners: Please see attachment

2.	Co-Owner(s):

3.	Stockholders owning more than ten percent (10%) of the stock of the Organization:

Abraws Healthcare, Inc.

4.	Major creditors holding more than five percent (5%) of Organization’s debt:

East West Bank, Future Opportunities, LLC

5.	Form of Organization (Corporation, Partnership, Sole Proprietorship, Individual):

Corporation

6.	If not already disclosed above, is Organization, either directly or indirectly, related to or affiliated with the Contracting Health Plan? Explain:

Yes. Faustino Bernadette

Date: 4/11/09	By:	/s/ M. Drobot

	Print Name:	M. Drobot
	Title:	CEO
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MHC v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach

HealthSmart Pacific, Inc. dba
Pacific Hospital of Long Beach
Officers/Directors/General Partners:

Chairman of the Board	Faustino Bernadett, M.D.
Chief Executive Officer	Michael D. Drobot
President	Clark Todd
Treasurer	G. William Hammer
Secretary	Michael J. Tichon

1

ATTACHMENT J
CERTIFICATE OF OWNERSHIP
I, Mr. Drobot, an authorized representative of Pacific Hospital of Long Beach, do certify that, to the best of my knowledge, the individuals or entities listed below have a five percent or more ownership, direct or indirect, or control interest in the aforementioned entity as defined under 42 U.S. C. Section 1320 a 3 (2). This form is to be submitted annually to the organization contracting with the Managed Risk Medical Insurance Board for the Healthy Families Program and/or Access to Infants and Mothers Program.

	Employer	Social Security
Name of Individual/Entity	Identification Number	Number
/s/ Tino Bernadett

☐	No one is listed because there are no individuals or entities with a five (5%) percent or more interest

☐	No one is listed because the plan is under government ownership.

☐	No one is listed because the provider of services is a non-profit, public benefit corporation for which there are no outside controlling interests.

/s/ Michael D. Drobot CEO	4/16/09

Signature of Authorized Representative and Title	Date
HSA — Hospital Services Agreement

Molina ECMS ref# 729	Provider or authorized
MCH v122706 / MHI v091707	representative’s initials:
Pacific Hospital of Long Beach